Exhibit 99.1

Boxed, Inc. Announces Receipt of Continued Listing Standard Notice from NYSE

New York, November 25, 2022 - Boxed, Inc. (NYSE: BOXD, BOXD WS) (“Boxed” or the “Company”), the commerce technology company specializing as both an e-commerce retailer and e-commerce enabler, today announced that the Company received a written letter from the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01B of the NYSE Listed Company Manual because its average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its last reported stockholders’ equity was less than $50 million.

The Company plans to notify the NYSE by December 8, 2022 that it intends to submit a plan to cure the deficiency and to return to compliance with the NYSE continued listing standards. Under the NYSE’s rules, the Company has 45 days from the receipt of the notice to submit a plan advising the NYSE of definitive action the Company has taken, or is taking, which would bring the Company into compliance with the minimum global market capitalization listing standard within 18 months of receipt of the notice (the “Cure Period”). The Company intends to develop and submit a plan to bring it into compliance with the NYSE continued listing standards within the required time frame by pursuing measures that are in the best interests of the Company and its stockholders. The NYSE will review the plan and, within 45 days of its receipt, determine whether the Company has made a reasonable demonstration of an ability to conform to the relevant standards in the Cure Period.

The notice has no immediate impact on the listing of the Company’s common stock. If the NYSE accepts the plan, the Company’s common stock will continue to be listed and trade on the NYSE during the Cure Period, subject to the Company’s compliance with other NYSE continued listing standards and continued periodic review by the NYSE of the Company’s progress with respect to its plan. If the plan is not submitted on a timely basis or is not accepted by the NYSE, the NYSE could initiate delisting proceedings.

In addition, as previously disclosed on October 14, 2022, the Company received written notice from the NYSE on October 13, 2022 that it was not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. In connection with the October notice, the Company notified the NYSE that it intends to cure the stock price deficiency and to return to compliance with the NYSE continued listing standard with respect to the deficiency under Section 802.01C. The Company is currently within the six-month cure period following receipt of the October notice.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, such as Boxed’s plan to notify the NYSE of its intent to cure the continued listing requirement deficiency and any potential plans to cure the deficiency. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the continued listing standards of the NYSE as set forth in Sections 802.01B and 802.01C of the NYSE Listed Company Manual within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and the other factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements.

About Boxed
Boxed is an e-commerce retailer and an e-commerce enabler. The Company operates an e-commerce retail service that provides bulk pantry consumables to businesses and household customers, without the requirement of a “big-box” store membership. This service is powered by Spresso, the Company’s own Software & Service business. From solving challenges with data using machine-learning modules to re-platforming with end-to-end technology, Spresso’s purpose-built storefront, marketplace, analytics, fulfillment, advertising, and robotics technologies enable better business outcomes for e-commerce customers. The Company aspires to make a positive social impact with an emphasis on good Environmental, Social and Governance practices, and as such, has developed a powerful, unique brand, known for doing right by its customers, employees and society. For more information, please visit investors.boxed.com.

Media Contacts
David Taft
Boxed
dave@boxed.com

Investor Contacts
Chris Mandeville
ICR
BoxedIR@icrinc.com